EXHIBIT 99.1

Independent Auditor’s Report

To the Stockholder
CMAC, Inc.

We have audited the accompanying balance sheets of CMAC, Inc. (a Georgia corporation), as of December 31, 2010 and 2009 and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 1, due to the stock purchase on December 31, 2010, the Company’s tax status changed to a C corporation.  In our opinion, accounting principles generally accepted in the United States require that deferred taxes be reported in the financial statements.  Management has chosen not to report deferred taxes.  The effects of this departure from accounting principles generally accepted in the United States on the financial position, results of operations, and cash flows of CMAC, Inc. have not been determined.

In our opinion, except for the effects of not recording deferred income taxes as described in the preceding paragraph, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of CMAC, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

WINDHAM BRANNON, P.C.
Atlanta, Georgia
February 25, 2011

CMAC, Inc.

Balance Sheets

December 31,	2010	2009
Assets
Current
Cash	$185,865	$86,551
Accounts receivable, net of allowance for doubtful
accounts of $30,000 as of 12/31/10 and $20,000 as of 12/31/09	1,621,845	938,813
Prepaid expenses	20,336	35,286
Total current assets	1,828,046	1,060,650
Property and equipment	80,304	121,686
Other assets	42,618	41,710
	$1,950,968	$1,224,046
Liabilities and stockholders' equity (deficit)
Current
Line of credit	$-	$287,122
Loans from stockholders	-	331,539
Accounts payable	681,330	1,007,781
Sales tax payable	28,104	140,349
Due to related party	1,182,096	-
Current portion of capital lease payable	-	6,153
Current portion of deferred rent payable	5,230	4,685
Accrued expenses	244,538	101,736
Total current liabilities	2,141,298	1,879,365
Deferred rent payable, net of current portion	33,548	37,310
Stockholders' equity (deficit)	(223,878)	(692,629)
	$1,950,968	$1,224,046

See accompanying notes to financial statements.

	CMAC, Inc.

Statements of Income

Years ended December 31,	2010	2009
Sales	$10,247,930	$6,898,633
Cost of goods sold	7,396,895	4,923,664
Gross margin	2,851,035	1,974,969
Selling, general and administrative expenses	2,137,890	1,898,405
Operating income	713,145	76,564
Other income (expense)
Interest expense	(98,259)	(61,494)
Interest income	20,923	16,980
Gain (loss) on disposal of property and equipment	10,721	(12,301)
Stock compensation expense	(247,000)	-
Management fees	114,500	-
Other income	8,935	9,469
	(190,180)	(47,344)
Net income	$522,965	$29,220

See accompanying notes to financial statements.

		CMAC, Inc.

		Statements of Stockholders' Equity

	Common stock; no par; 20,000,000 voting and 1,000,000 non-voting shares authorized			Retained
	Voting	Non-voting		(deficit)
	shares	shares	Amount	earnings	Total

Balance December 31, 2008	4,000,000	-	$41,417	$(452,088)	$(410,671)

Net income	-	-	-	29,220	29,220

Distributions	-	-	-	(311,178)	(311,178)

Balance December 31, 2009	4,000,000	-	41,417	(734,046)	(692,629)

Net income	-	-	-	522,965	522,965

Stock issued	-	340,426	247,000	-	247,000

Distributions	-	-	-	(301,214)	(301,214)

Balance December 31, 2010	4,000,000	340,426	$288,417	#########	$(223,878)

See accompanying notes to financial statements.

CMAC, Inc.

Statements of Cash Flows

Years ended December 31,	2010	2009
Cash flows from operating activities
Cash received from customers	$9,554,897	$7,657,424
Cash paid to suppliers and employees	(9,515,595)	(6,848,497)
Interest paid	(98,259)	(61,494)
Interest received	20,923	16,980
Other cash receipts	123,435	9,469
Net cash (used) provided by operating activities	85,401	773,882
Cash flows from investing activities
Proceeds from sales of property and equipment	12,800	-
Purchases of property and equipment	(7,956)	(34,726)
Net cash provided (used) by investing activities	4,844	(34,726)
Cash flows from financing activities
Net repayments on line of credit	(287,122)	(401,718)
Advances from related party	1,182,096	-
Repayment of capital lease obligations	(6,152)	(12,301)
Additions on stockholder notes payable	-	96,538
Repayment of stockholder notes payable	(331,539)	(45,000)
Distributions to stockholders	(301,214)	(311,178)
Net cash provided (used) by financing activities	256,069	(673,659)
Net increase in cash	346,314	65,497
Cash at beginning of year	86,551	21,054
Cash at end of year	$432,865	$86,551

See accompanying notes to financial statements.

CMAC, Inc.

Statements of Cash Flows (Continued)

Years ended December 31,	2010	2009

Reconciliation of net income to net cash (used) provided
by operating activities
Net income	$522,965	$29,220
Adjustments to reconcile net income (loss) to net cash
provided by operations:
Depreciation and amortization	47,258	67,079
(Gain) loss on sale of property and equipment	(10,721)	12,301
Stock compensation expense	247,000	-
Change in allowance for doubtful accounts	10,000	20,000
Change in deferred rent payable	(3,217)	41,995
(Increase) decrease in:
Accounts receivable	(693,033)	758,791
Prepaid expenses	14,950	(16,331)
Other assets	(909)	(16,098)
Increase (decrease) in:
Accounts payable	(326,451)	(138,700)
Sales tax payable	(112,246)	30,514
Accrued expenses	142,803	(14,889)
Net cash provided (used) by operations	$(161,599)	$773,882

Noncash investing and financing activities
Reclass and valuation adjustment of accounts receivable
to other assets	$-	$13,589

See accompanying notes to financial statements.

CMAC, Inc.
Notes to Financial Statements

1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

CMAC, Inc. (the Company) provides logistics and systems integration services in supply chain, third party logistics, production/manufacturing, warehouse/distribution and transportation management.

Organization

On December 23, 2010, the Company and its stockholders entered into a Stock Purchase Agreement with DecisionPoint Systems, Inc.  (DecisionPoint) whereby the stockholders would sell all of their shares to DecisionPoint.  The transaction closed on

December 31, 2010 and the Company became a wholly-owned subsidiary of DecisionPoint on that date.  The accompanying financial statements do not include changes in the carrying amounts of assets and liabilities that may result from the application of acquisition accounting by DecisionPoint.

Management estimates

The preparation of  financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable

Management reviews the collectability of its accounts receivable by analyzing each customer’s balance and credit history. Accounts receivable are charged off when, in management’s judgment, the likelihood of collection is remote. Accounts receivable are considered delinquent when payment is not received within the terms of the invoice, which is generally 30 days.

Property and equipment

Property and equipment are recorded at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets as follows:

CMAC, Inc.
Notes to Financial Statements (Continued)

Nature of Operations and Summary of Significant Accounting Policies (Continued)

Property and equipment (Continued)

Life-Years

Furniture and equipment	5-7
Vehicles	5
Software	3

Assets under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets at the inception of the leases.  Assets under capital lease are amortized using the straight line method over their estimated useful life of five years.

Income taxes

Until December 31, 2010, the Company and its stockholders had elected, under the provisions of Subchapter S of the Internal Revenue Code (IRC), to have the corporate earnings and losses passed through to the stockholders and reported on their individual income tax returns. Accordingly, the financial statements of the Company did not reflect  any federal and state income tax expense or benefit. With the sale of the Company’s stock to DecisionPoint a C corporation, the Company’s S corporation election was automatically terminated and, effective December 31, 2010, the Company became a C corporation under the IRC for income tax reporting purposes.

A C corporation is required by generally accepted accounting principles to report deferred income tax assets and liabilities for differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Income tax expense is the income tax payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.  Management has not determined, and the accompanying financial statements do not include, the deferred income tax assets or liabilities which should be recognized as a result of the change in tax status, nor income tax expense for the one day in 2010 for which the Company was a C corporation.

Management considers the likelihood of changes by taxing authorities in its filed income tax returns and recognizes a liability for or discloses potential changes that management believes are more likely than not to occur upon examination by tax authorities.  Management has not identified any uncertain tax positions in filed income tax returns that require recognition or disclosure in the accompanying financial statements.  The Company’s income tax returns for the past three years are subject to examination by tax authorities and may change upon examination.

CMAC, Inc.
Notes to Financial Statements (Continued)

1.	Nature of Operations and Summary of Significant Accounting Policies (Continued)

Revenue recognition

The Company recognizes revenue when services are performed or when products are shipped.

Presentation of sales tax

The Company operates in states and jurisdictions that impose a sales tax on sales to non-exempt customers. The Company collects sales tax from customers and remits it to the state and jurisdiction in which the sale occurred. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales.

Shipping and handling

Shipping and handling fee revenue is included in net sales, and shipping and handling costs incurred are primarily included in cost of sales.

Subsequent Events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through February 24, 2011, which is the date the financial statements were available to be issued.

2.	Property and Equipment

	2010	2009

Furniture and equipment	$170,311	$163,644
Vehicles	-	191,593
Software	57,072	57,072
	227,383	412,309

Accumulated depreciation and amortization	(147,079)	(290,623)
	$80,304	$121,686

Depreciation and amortization expense totaled $47,258 for 2010 and $67,079 for 2009.  Vehicles as of December 31, 2009 included two trucks totaling $56,598 recorded under capital leases.  Accumulated amortization on these assets was $51,254 as of December 31, 2009.

CMAC, Inc.
Notes to Financial Statements (Continued)

3.	Concentrations of Risk

Hardware sales made up 61% of 2010 revenue and 59% of 2009 revenue.  One hardware sales vendor accounted for 72% and 59% of December 31, 2010 and 2009 accounts payable and 88% and 76% of 2010 and 2009 hardware purchases.  Management considers purchases and accounts payable greater than 25% from one vendor to be a concentration.

One customer accounted for 44% and 27%. of December 31, 2010 and 2009 accounts receivable.  Sales to this customer accounted for 35% of sales for the year ended December 31, 2010.  Management  considers accounts receivable and sales greater than 25% to one customer to be a concentration.

4.           Line of Credit

Effective October 20, 2009, the Company has a receivables financing agreement with a financial institution and a bank that allowed the Company to borrow up to the lesser of $750,000 or 75% of accounts receivable balances not greater than 90 days past invoice date. Interest on borrowings outstanding under the agreement was Prime plus 2.5%, plus service fees of 70 basis points per month of the average daily principal balance of all loans outstanding during the month. On December 31, 2010 DecisionPoint (Notes 1 and 7) paid off the line of credit balance of $520,979 and closed the facility.

Until October 24, 2009 the Company had a line of credit with a financial institution that allowed them to borrow up to the lesser of $1,000,000 or 75% of accounts receivable not greater than 90 days past invoice date. Interest on borrowings outstanding under the agreement was Prime plus 5%. Accounts receivable were pledged as collateral, and two stockholders were guarantors.

5.	Lease Commitments

The Company leases office facilities, vehicles and office equipment under operating leases.  Future minimum rental payments required under the operating leases are:

2011	$149,522
2012	100,790
2013	102,349
2014	100,497
Thereafter	33,734
$486,892

Rent expense was $122,558 for 2010 and $145,198 for 2009.

CMAC, Inc.
Notes to Financial Statements (Continued)

6.	Employee Benefit Plan

The Company has a 401(k) Plan for all full time employees who have completed six months of employment. Employees may contribute up to 100% of their eligible compensation to the Plan, subject to the limits of the Internal Revenue Code. The Company may make discretionary profit sharing contributions. No profit sharing contributions were made for 2010 or 2009.

7.	Related Party Transactions

Interlink Logistics Technologies, Inc. (ILT) and Applied Technical Resources, Inc. (ATR) were related to the Company through common ownership. ILT is a distributor of an automated material replenishment product designed for automotive and lean manufacturing, supply chain and container/freight management. ATR recruits and provides job placement for information technology, supply chain and  various engineering disciplines.

The Company assessed ILT management fees of $114,500 and billed consulting fees of $26,500 for 2010. The Company has a receivable from ILT in the amount of $26,500 as of December 31, 2010.  There were no transactions with ATR for 2010 or 2009.

Notes payable to two stockholders total $230,000 as of December 31, 2009. The notes are unsecured, due on demand, and effective January 1, 2010 carry interest rates of 24% and 12%.   The  Company  periodically   makes   advances   to   and   receivesadvances from stockholders. Effective  January 1, 2010  outstanding  balances carry interest at 12%, are unsecured and due on demand. During 2009 two stockholders advanced the Company $96,539 and the Company repaid $45,000 of the advances.  During 2010 the Company repaid the notes payable and advances totaling $331,539 to the two stockholders, plus $52,777 in interest.

In December 2010 the stockholders purchased from the Company four vehicles and some computer  equipment for $12,800.  The Company recorded a gain of $10,720 on the sales.

On December 31, 2010, DecisionPoint Systems, Inc. closed the Company line of credit by paying the outstanding balance of $520,979 and paid a major vendor $661,117 for amounts due.

CMAC, Inc.
Notes to Financial Statements (Continued)

Recorded cash surrender value totaling $14,855 as of December 31, 2009 and $29,604 as of December 31, 2010 relates to buy/sell life insurance premiums that have been paid by the Company on behalf of certain stockholders on policies owned by the Company. The amounts are included in other assets.

8.	Litigation Receivable

One past due trade receivable, net of a $50,000 valuation allowance, was transferred to other assets as of December 31, 2009. On November 1, 2010 the Company received a consent judgment for the amount due totaling $63,715 (including $16,943 of accrued interest at 15%). Management recorded a valuation allowance of $63,715 against the receivable as of December 31, 2010.

9.	Stock Transactions

On October 29, 2010 the Board of Directors and the stockholders adopted a resolution to issue 340,426 shares of non-voting common stock to three employees.  No consideration was received for the stock and compensation expense of $247,000 was recorded for the fair value of the stock issued.  Fair value was determined based on the selling price of the stock in the December 2010 sale to DecisionPoint.